[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.47

Execution Version

AMENDED AND RESTATED

MASTER OPERATION AND MAINTENANCE AGREEMENT

by and between

2012 V PPA PROJECT COMPANY, LLC

and

BLOOM ENERGY CORPORATION

dated as of December 21, 2012

[***] Confidential Treatment Requested

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

Exhibit A	Primary Service Fees
Exhibit B	Facilities
Appendix A	Minimum Power Product Example Calculation
Appendix B	Capacity Warranty Claim Example Calculation and Amounts Payable

iii

AMENDED AND RESTATED

MASTER OPERATION AND MAINTENANCE AGREEMENT

This AMENDED AND RESTATED MASTER OPERATION AND MAINTENANCE AGREEMENT (this “Agreement”), dated as of December 21, 2012, between BLOOM ENERGY CORPORATION, a Delaware corporation (“BE” or, in its capacity as operator hereunder, “Operator”), and 2012 V PPA PROJECT COMPANY, LLC, a Delaware limited liability company (“Owner”) (each, a “Party”, and together, the “Parties”), covers (i) the Portfolio of on-site solid oxide fuel cell power generating systems capable of being powered by renewable fuels, having an aggregate Baseload Capacity of up to 7.2 MW (each a “Bloom System”, and together the “Bloom Systems”) and (ii) the BOF installed by BE pursuant to the MESPA (as defined below), in each case to the extent set forth herein.

WHEREAS, Owner is a company formed at the direction of BE for the purpose of purchasing and owning Bloom Systems for the generation of electricity and sale of electricity and capacity generated by the Bloom Systems;

WHEREAS, Operator has entered into that certain Amended and Restated Master Energy Server Purchase Agreement dated as of the date hereof (the “MESPA”) with Owner, under the terms of which Owner will purchase Bloom Systems and the BOF from BE in order for Owner to provide electricity and capacity generated by the Bloom Systems into the distribution or transmission facilities of the Transmitting Utility; and

WHEREAS, Operator has agreed to provide certain operation and maintenance services to Owner subject to the conditions of this Agreement.

WHEREAS, the Parties previously entered into that certain Master Operation and Maintenance Agreement, dated as of August 23, 2012 (“Existing MOMA”), and now wish to amend and restate that agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, capitalized terms not otherwise defined shall have the meanings set forth below:

“Actual kWh” means the actual energy output in kWh produced by each Bloom System and aggregated together.

“Administrative Services Agreement” means the Administrative Services Agreement dated as of December 21, 2012 among BE, Owner and 2012 V PPA HoldCo, LLC, a Delaware limited liability company.

“Affiliate” of any Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, provided that neither Owner’s Lender nor the Class A Member shall not be considered an Affiliate of either Party.

“Agreement” is defined in the preamble.

“Annual Reports” is defined in Section 2.12.

“Appraisal Procedure” means within fifteen (15) days of a Party invoking the procedure described in this definition the Owner and the Operator shall engage a Qualified Appraiser, mutually acceptable to them, to determine the Fair Market Value of a Bloom System.

[***] means [***] a California corporation.

[***] Fleet” means all Bloom Systems owned by Owner and purchased under MESPA for installation pursuant to the [***] PPA that have been Placed in Service.

[***] PPA” means that certain Power Purchase Agreement by and between Owner and [***] dated as of June 29, 2012, as amended by the First Amendment thereto, dated September 26, 2012, and as amended and restated by the Energy System Use Agreement, dated as of December 19, 2012 (Agreement No. 20121102.013), by and between Owner and [***] and as may be further amended from time to time.

“Baseload Capacity” means, with respect to a Bloom System, the “Baseload Capacity” set forth on the applicable specification sheet provided by the manufacturer of such Bloom System.

“BE” is defined in the recitals.

“Bloom System” and “Bloom Systems” are defined in the preamble.

“BOF” means, for each Site, the Electrical Interconnection Facilities, the natural gas supply facilities, the water supply facilities, the data communications facilities, the foundations for the Bloom Systems, and any other ancillary facilities and equipment installed in connection with the Facility at each Site and all other things ancillary to the Bloom Systems and required on or in the vicinity of the Site which are necessary to achieve Commencement of Operations at each such Site.

“BOF Work” is defined in the MESPA.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks in New York, New York, or San Francisco, California, are authorized or required to close.

[***] Confidential Treatment Requested

“Calendar Quarter” means each period of three months ending on March 31, June 30, September 30, and December 31.

“Capacity Warranty” is the Quarterly Capacity Warranty and the One-Year Capacity Warranty as defined in Section 2.6.

“Capacity Warranty Period” means the Quarterly Capacity Warranty Period or the One- Year Capacity Warranty Period, as applicable.

“Claiming Party” is defined in Section 9.19.

“Class A Member” has the meaning set forth in the Holdco LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commencement of Operations” means, with respect to any Facility, the completion and the performance of all of the following activities:

(a)	each Bloom System comprising such Facility has been Delivered (as defined in the MESPA) and Placed in Service;

(b)	each Bloom System comprising such Facility (i) has been attached to the load at the applicable Site and (ii) is performing at the Warranty Specifications (measured over a [***] period and on a Facility-specific basis and not over the Look Back Period or on a Portfolio-specific basis as referenced in the definition of Warranty Specifications; provided that for this purpose the percentage in “Minimum Power Product” shall be deemed to be [***] rather than [***]

(c)	BE has performed and successfully completed all necessary acts under the applicable Interconnection Agreement (including performance testing) and has obtained permission from the applicable Person granting Owner permission to interconnect such Facility with the distribution or transmission facilities of the Transmitting Utility;

(d)	BE shall have furnished a written certification, pursuant to the MESPA, from BE addressed to Owner with a copy to the Independent Engineer certifying, without any qualification, that BE has installed each Bloom System comprising such Facility in accordance with the Performance Standards;

(e)	BE shall have provided to the Independent Engineer, on behalf of Owner, all Documentation (as defined in the MESPA) reasonably required by the Independent Engineer for the Bloom System to achieve commercial operation; and

(f)	BE shall have furnished a written certification, pursuant to the MESPA, from the Independent Engineer addressed to Owner and to Owner’s Lender certifying, without any qualification, that (i) such Facility’s installation and commissioning requirements pursuant to the MESPA have been successfully completed, (ii) such Facility has achieved commercial operation, (iii) that BE has installed all BOF Work necessary for the operation of such Facility, and (iv) each of the requirements set out in paragraphs (a) to (e) of this definition have been satisfied.

[***] Confidential Treatment Requested

“Confidential Information” is defined in Section 9.18(a).

“Corresponding Entitlement” is defined in Section 3B.1.

“Deemed Delivered Energy” is defined in Section 2.19(a).

“Efficiency” means the quotient of E/F, where E = the electricity produced by the applicable Fleet, Facility or Bloom System, measured in BTUs (British Thermal Units) at a conversion rate of 3,412 BTUs per kWh, and F = the fuel consumed by such Fleet, Facility or Bloom System, as applicable, measured in BTUs on a lower heating value basis.

“Efficiency Warranty” has the meaning provided in Section 2.7.

“Efficiency Warranty Period” has the meaning provided in Section 2.7.

“Electrical Interconnection Facilities” means the equipment and facilities required to safely and reliably interconnect a Facility to the transmission system of the Transmitting Utility, including the collection system between each Bloom System, transformers and all switching, metering, communications, control and safety equipment, including the facilities described in any applicable Interconnection Agreement.

“Energy” means three-phase, 60-cycle alternating current electric energy constituting the Actual kWh.

“Existing MOMA” is defined in the recitals.

“Facility” means the Bloom Systems and the BOF at a Site.

“Facility Meter” means the revenue quality electricity generation meter to be located at the metering point (the proposed location of which is to be identified in the applicable Interconnection Agreement), which Facility Meter shall register all Energy produced by a Facility and delivered to the Interconnection Point.

“Facility Service Warranty” is defined in Section 2.4.

“Facility Services” is defined in Section 2.1.

“Fair Market Value” means, with respect to any Facility, Bloom System or part thereof, the price at which such asset would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of the relevant facts, and specifically with respect to the Facility or any portion thereof, as determined consistently with Section 4.05 of Revenue Procedure 2007-65.

“FERC” means the Federal Energy Regulatory Commission and any successor thereto.

“Fleet” means the [***] Fleet and the [***] Fleet.

[***] Confidential Treatment Requested

“Force Majeure Event” means any event or circumstance that (a) prevents a Party from performing its obligations under this Agreement; (b) was not reasonably foreseeable by such Party; (c) was not within the reasonable control of, or the result of the negligence of such Party or a breach of this Agreement by such Party; and (d) such Party is unable to reasonably mitigate, avoid or cause to be avoided with the exercise of due diligence. “Force Majeure Events” shall include failure or interruption of performance due to: an act of God, civil or military authority, war, civil disturbances, terrorist activities, fire, explosions, the external power delivery system (a/k/a the grid) being out of the required specifications or totally failing (a/k/a brownout or blackout), or electric grid curtailment. Force Majeure Event does not include the lack of economic resources of a Party, Operator’s failure to design and construct the Bloom Systems and the BOF so as to meet the respective warranties hereunder, or the gas supplier’s failure to comply with gas delivery, quality or pressure requirements. If an event or circumstance gives rise to a Force Majeure Event as defined herein under this Agreement, but such event or circumstance does not also constitute a ‘Force Majeure Event’ as defined under the [***] PPA or [***] PPA or both, as applicable depending on which Facilities are affected, then for the purposes of any rights and obligations of the parties under this Agreement that relate to corresponding rights or obligations under the [***] PPA or [***] PPA (as the case may be) such event or circumstance will not constitute a Force Majeure Event under this Agreement.

“Governmental Approvals” means (a) any authorizations, consents, approvals, licenses, rulings, permits, tariffs, rates, certifications, variances, orders, judgments, decrees by or with a relevant Governmental Authority and (b) any required notice to, any declaration of, or with, or any registration or filing by, or with, any relevant Governmental Authority.

“Governmental Authority” means any foreign, federal, state, local or other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitrating body or other governmental authority.

“Holdco LLC Agreement” means that certain Amended and Restated Operating Agreement of 2012 V PPA Holdco, LLC to be entered into at a later date.

“Indemnifiable Loss” means any claim, demand, suit, loss, liability, damage, obligation, payment, cost or expense (including the cost and expense of any action, suit, proceeding, assessment, judgment, settlement or compromise relating thereto and reasonable attorneys’ fees and reasonable disbursements in connection therewith).

“Indemnified Party” is defined in Section 6.3.

“Indemnifying Party” is defined in Section 6.3.

“Independent Engineer” means SAIC Energy, Environment & Infrastructure, LLC or such other independent engineer mutually agreed upon by the Parties in writing.

“Intellectual Property” shall mean any or all of the following and all rights therein, whether arising under the laws of the United States or any other jurisdiction (i) all patents and patent applications (and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof), patent disclosures and inventions

[***] Confidential Treatment Requested

(whether patentable or not); (ii) all trade secrets, know-how and confidential and proprietary information; (iii) all copyrights and copyrightable works (including computer programs) and registrations and applications therefor and any renewals, modifications and extensions thereof; (iv) all moral and economic rights of authors and inventors, however denominated, throughout the world; (v) unregistered and registered design rights and any registrations and applications for registration thereof; (vi) trademarks, service marks, trade names, service names, brand names, trade dress, logos, slogans, corporate names, trade styles, domain names and other source or business identifiers, whether registered or not, together with all applications therefor and all extensions and renewals thereof and all goodwill associated therewith; (vii) semiconductor chip “mask” works, and registrations and applications for registration thereof, (viii) database rights; (ix) all other forms of intellectual property, including waivable or assignable rights of publicity or moral rights; and (x) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Interconnection Agreement” means an agreement between the PPA Customer (or the Owner (as required)) and the applicable Transmitting Utility regarding interconnection of a Facility to the transmission or distribution system of such Transmitting Utility.

“Interconnection Point” means, with respect to each Facility, the point at which title and risk of loss with respect to the electricity produced by such Facility passes to the applicable PPA Customer.

“IRS” means the Internal Revenue Service.

“kW” means kilowatt.

“kWh” means kilowatt-hour.

“Legal Requirement” means any law, statute, act, decree, ordinance, rule, directive (to the extent having the force of law), tariff, order, treaty, code or regulation or any interpretation of any of the foregoing, as enacted, issued or promulgated by any Governmental Authority, including all amendments, modifications, extensions, replacements or re-enactments thereof, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Liens” means any lien, security interest, mortgage, hypothecation, encumbrance or other restriction on title or property interest.

“Loan Agreement” means the agreement between the Owner and the Owner’s Lender or thereafter any subsequent, additional or alternative lenders pursuant to which the Owner’s Lender provides finance or enters into a funding arrangement with Owner to finance all or part of the costs of the Purchase Price (as defined in the MESPA) of the Bloom Systems.

“Look Back Period” means, with respect to a Bloom System, each calendar year.

“Maintenance Reserve Account” is defined in the Loan Agreement.

“Maintenance Reserve Account Release Date” means the first date upon which the events specified in Section 7.7.3 of the Loan Agreement occur.

“Maintenance Reserve Account Release Date Balance” means all amounts in the Maintenance Reserve Account as of the Maintenance Reserve Account Release Date.

“Maximum Liability” means, with respect to Operator, the aggregate Residual Value of the Portfolio as of such date, and with respect to Owner, [***] ($[***]); provided that a reduction in the Maximum Liability of Operator shall never result in a requirement for Owner or any Owner Indemnitee to return any money to Operator. Maximum Liability will be determined on an aggregate basis between this Agreement and the MESPA.

“MESPA” is defined in the recitals.

“Minimum Efficiency Level” means (i) an Efficiency quotient of [***] measured over the Efficiency Warranty Period and (ii) for the purposes of each PPA, an efficiency quotient meeting the requirements under the [***] PPA and the [***] PPA (as the case may be) and measured at the times required therein.

“Minimum kWh” means the product of (x) the number of hours in the applicable Capacity Warranty Period minus the number of hours for each Bloom System at the applicable Site or in the Portfolio, as applicable, as of the last day of the applicable Capacity Warranty Period following Commencement of Operations with respect to such Bloom System when each such Bloom System (i) was subject to a Force Majeure Event, (ii) was not delivering Energy because of a failure to perform by the applicable PPA Customer, except to the extent caused or contributed to by Operator or its employees, agents, subcontractors or representatives, or (iii) was required by a Legal Requirement (which for this purpose shall include any utility requirement) to be disconnected from the distribution or transmission facilities of the Transmitting Utility or otherwise required not to deliver Energy as the result of a Legal Requirement or action by or a directive from the applicable Transmitting Utility with respect to such Bloom System (e.g., due to a grid event), except to the extent caused or contributed to by Operator or its employees, agents, subcontractors and representatives, and (y) the Minimum Power Product for the applicable Capacity Warranty Period.

“Minimum Power Product” means (1) when this term is used for the Quarterly Capacity Warranty, the aggregate Baseload Capacity of the Bloom Systems incorporated into the applicable Facility for the applicable Capacity Warranty Period multiplied by [***] and (2) when this term is used for the One-Year Capacity Warranty, the aggregate Baseload Capacity of the Bloom Systems in the Portfolio in kW for the applicable Capacity Warranty Period multiplied by [***] An example of a calculation of the Minimum Power Product is set forth in Appendix A.

“MW” means megawatt.

“One-Year Capacity Warranty” is defined in Section 2.6.

“One-Year Capacity Warranty Period” means, with respect to a Bloom System, each calendar year following the Commencement of Operations of the Facility into which such Bloom System is incorporated (or, in the case of the calendar year in which delivery of a Bloom System has occurred, the portion of such calendar year commencing on the date such Facility achieved Commencement of Operations).

[***] Confidential Treatment Requested

“One-Year Warranty Cap” is defined in Section 2.5(d)(i)(2).

“Operator” is defined in the preamble.

“Operator Default” is defined in Section 4.1(a).

“Operator Indemnitee” is defined in Section 6.1.

“Owner” is defined in the preamble.

“Owner Default” is defined in Section 4.1(b).

“Owner Indemnitee” is defined in Section 6.2.

“Owner’s Lender” means PE12GVVC (Bloom PPA) Ltd., an Alberta limited liability corporation, and PE12PXVC (Bloom PPA) Ltd., an Alberta limited liability corporation, any trustee or agent acting on their behalf, and their permitted successors and assigns as referred to in the Loan Agreement.

“Party” or “Parties” is defined in the preamble.

“Performance Standards” is defined in Section 2.15.

“Permits” means all Governmental Approvals that are necessary under applicable Legal Requirements, this Agreement, or the MESPA to have been obtained at such time in light of the stage of development of the Portfolio to site, construct, test, operate, maintain, repair, lease, own or use each Facility as contemplated in this Agreement or the MESPA, to sell electricity from the Portfolio or for a Party to enter into this Agreement or to consummate any transaction contemplated hereby, in each case in accordance with all applicable Legal Requirements.

“Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.

“Placed in Service” means, with respect to any Bloom System, the completion and performance of all of the following activities: (1) obtaining the necessary licenses and Permits for the operation of such Bloom System and the sale of power generated by the Bloom System in accordance with clause (4) of this definition, (2) completion of critical tests necessary for the proper operation of such Bloom System in accordance with clause (4) of this definition, (3) synchronization of such Bloom System onto the electric distribution and transmission system of the applicable Transmitting Utility, (4) the commencement of regular, continuous, daily operation of such Bloom System, and (5) (a) for each Bloom System that is intended to be part of the [***] portion of the Portfolio, (i) the Interconnection Notice (under and as defined in the [***] PPA) has been received by [***] and the date specified in such Interconnection Notice for the “Commencement of Operations” has occurred, and (ii) the Independent Engineer is

[***] Confidential Treatment Requested

reasonably satisfied that [***] has not disputed “Commencement of Operations” for those Bloom Systems; and (b) for each Bloom System that is intended to be part of the [***] portion of the Portfolio (i) the Completion Notice (under and as defined in the [***] PPA) has been received by [***] and the “Commercial Operation Date” under Section 3.3(c) of the [***] PPA has occurred and (ii) the Independent Engineer is reasonably satisfied that [***] has not disputed that such “Commercial Operation Date” has occurred for those Bloom Systems.

“Portfolio” means, on an aggregate basis, all Bloom Systems owned by Owner that are purchased pursuant to the MESPA and that have been Placed in Service.

“Power Module” means the power module component of a Bloom System in the Portfolio, including any replacement power module component. For the avoidance of doubt, each Power Module has a rated capacity equal to 33 and 1/3 kW.

“Power Module Replacement Fee Rate” means $[***] per kW.

“Power Module Replacement Fee Maximum” means, at any time, the amount equal to (A) the aggregate Baseload Capacity of the Bloom Systems in the Portfolio in kW, multiplied by (B) the Power Module Replacement Fee Rate.

“PPA” means each of the [***] PPA and the [***] PPA.

“PPA Customer” means each non-Owner counter-party to a PPA.

“PPA Warranties” is defined in Section 2.8.

“Primary Service Fees” is defined in Section 2.3(a)(i).

“Prudent Electrical Practices” means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by a significant portion of the grid-tied electrical generation industry operating in the United States as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electrical generating facility, including any applicable practices, methods, acts, guidelines, standards and criteria of FERC and all applicable Legal Requirements.

“Purchase Price” is defined in the MESPA.

“Qualified Appraiser” means a nationally recognized third-party appraiser reasonably acceptable to Owner and Operator which shall (i) be qualified to appraise power systems similar to the Bloom Systems, and/or experienced in such businesses in the general geographic region of the relevant Facility, (ii) have been engaged in the appraisal or business valuation and consulting business for a period of not less than five (5) years, and (iii) not be associated with either Owner or Operator or any Affiliate thereof.

“Quarterly Capacity Warranty” is defined in Section 2.6.

[***] Confidential Treatment Requested

“Quarterly Capacity Warranty Period” means, with respect to a Bloom System, each Calendar Quarter following the Commencement of Operations of the Facility into which such Bloom System is incorporated (or, in the case of the Calendar Quarter in which delivery of a Bloom System has occurred, the portion of such Calendar Quarter commencing on the date such Facility achieved Commencement of Operations).

“Quarterly Warranty Cap” is defined in Section 2.5(d)(i).

“REC Agreement” is defined in the MESPA.

“Recoverable Amount” is defined in Section 3B.2(f).

“Refund Value” means, with respect to any Bloom System (including any Underperforming System), the Residual Value of such Bloom System, as calculated as of the date that Operator becomes obligated to refund such amount to Owner.

“Representatives” of a Party means such Party’s authorized representatives, including its professional and financial advisors.

“Residual Value” means, for any Bloom System, the greater of (a) the Fair Market Value of that Bloom System (as determined under the Appraisal Procedure if the Owner and Operator cannot agree as to that Fair Market Value within [***] days), and (b) 100% of the Purchase Price for such Bloom System until the first anniversary of Commencement of Operations of the Facility into which such Bloom System is incorporated, declining by [***] (i.e. [***]) on each anniversary of such date thereafter. (For example, on the fifth anniversary of Commencement of Operations, the Residual Value will be [***]% of the Purchase Price).

“Revenue Account” is defined in the Loan Agreement.

“Service Fees” is defined in Section 2.3.

“Service Provider” means an operation and maintenance contractor appointed by Operator and approved by Owner pursuant to Section 2.17.

“Service Technicians” is defined in Section 2.2(c).

“SGIP Proceeds Account” is defined in the Loan Agreement.

“Shortfall Event License” is defined in the MESPA.

“Site” means the parcel of land leased or licensed from a PPA Customer to Owner under each Site Lease and all easements appurtenant, easements in gross, license agreements and other rights running in favor of Owner which provide access to each Facility.

“Site Lease” means an agreement between Owner and a PPA Customer regarding the lease, license, or similar contractual arrangement providing Owner with the right of access to a Site for the purposes of performing Owner’s obligations pursuant to the applicable PPA. If Owner’s right of access to a Site is contained within a PPA, then the term “Site Lease”, with respect to such Site, shall mean the provisions for access to that Site contained in such PPA.

[***] Confidential Treatment Requested

“Term” is defined in Section 3.1.

“Third Party Claim” means any claim, action, or proceeding made or brought by any Person who is not (a) a Party to this Agreement, or (b) an Affiliate of a Party to this Agreement (and that is not a claim based on breach by the Indemnified Party of its obligations under this Agreement).

“Training Materials” is defined in Section 2.16.

“Transaction Documents” means this Agreement, the MESPA, the Administrative Services Agreement, the REC Agreement and the Shortfall Event License.

“Transmitting Utility” means, with respect to a Facility, the local electric utility company in whose territory the Facility is located.

“Underperforming System” is defined in the Section 2.5(d)(iii).

[***] means [***]

“[***] Fleet” means all Bloom Systems owned by Owner and purchased under the MESPA for installation pursuant to the [***] PPA that have been Placed in Service within a single United States state.

“[***] PPA” means that certain Fuel Cell Power & Services Agreement by and between Owner and [***]dated as of July 24, 2012, as amended by Amendment No. 1 thereto, dated as of August 24, 2012, and superseded by the Amended and Restated Master Fuel Cell Power & Services Agreement between Owner and [***] with respect to the Bloom Systems described herein, dated as of December 11, 2012, and as may be further amended from time to time.

“Warranty Period” means, for each Bloom System, the period beginning on the day following the date that the “Warranty Period” for such Bloom System under and as defined in the MESPA has expired and ending on the fifteenth (15th) anniversary of the date of Commencement of Operations of the Facility into which such Bloom System is incorporated.

“Warranty Specifications” means the Capacity Warranty and the Efficiency Warranty.

Section 1.2 Other Definitional Provisions.

(a) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, financial and accounting terms not defined in this Agreement or in any such certificate or other document, and financial and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, will have the respective meanings given to them under GAAP. To the extent that the definitions of financial and accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document will control.

[***] Confidential Treatment Requested

(b) The words “hereof,” “herein,” “hereunder,” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references contained in this Agreement are references to Sections in this Agreement unless otherwise specified. The term “including” will mean “including without limitation.”

(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means (unless otherwise indicated herein) such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

(e) Any references to a Person are also to its permitted successors and assigns.

ARTICLE 1A

AMENDED AND RESTATED MASTER OPERATION AND MAINTENANCE AGREEMENT

Section 1A.1 Confirmation of Amendment and Restatement.

(a) This Agreement shall (i) amend and restate the Existing MOMA in its entirety as of the date hereof on the terms and subject to conditions set forth herein, and (ii) not constitute a novation of the obligations and liabilities existing under the Existing MOMA.

(b) From and after the date hereof, the Existing MOMA and any rights or obligations under the Existing MOMA shall be of no further force or effect and each Party is released from all claims, obligations and liabilities under or in connection with the Existing MOMA.

ARTICLE 2

FACILITY SERVICES

Section 2.1 In General. During the Term, Operator shall provide services to Owner so that the Portfolio meets the Warranty Specifications and so that the BOF will not cause the Portfolio to fail to perform in accordance with the Warranty Specifications, as more fully set forth in this Article 2 (such services, collectively, the “Facility Services”). The Facilities covered under this Agreement are set forth in Exhibit B hereto, which may be amended from time to time by written agreement between the Parties.

Section 2.2 Operation and Maintenance Services. Operator is hereby granted the right and authority (and, to the extent necessary to carry out its functions hereunder, a limited power of attorney) and agrees, for the benefit of Owner, to operate safely and reliably each Facility and to maintain during the Term in accordance with the terms of this Agreement each such Facility in good condition and repair in accordance with the Warranty Specifications, Performance Standards and Prudent Electrical Practices. During the Term, the specific responsibilities of Operator under this Agreement shall include the following:

(a) Facility Operations. Operator shall ensure that all Facility components are operated and maintained in a manner designed to meet the Warranty Specifications and Performance Standards and as required under this Agreement.

(b) Facility Maintenance. Operator shall perform, or cause to be performed, all scheduled and unscheduled maintenance required on the Facilities in order to meet the Warranty Specifications and Performance Standards. In that regard, Operator’s responsibilities hereunder shall include, without limitation, promptly correcting any Bloom System or BOF malfunctions, either by (i) recalibrating or resetting the malfunctioning Bloom System or BOF, or (ii) subject to Section 2.5(b), repairing or replacing Bloom System or BOF components which are defective, damaged, worn or otherwise in need of repair or replacement.

(c) Personnel. Operator shall ensure that all operations and maintenance functions contemplated by this Section 2.2 are performed by technically competent and qualified personnel (the “Service Technicians”). Operator shall ensure that all Service Technicians: (i) participate in a maintenance training program and receive confirmation of having achieved the requisite level of proficiency for the tasks they are assigned to perform, and (ii) attend periodic “refresher” training programs. The Operator shall at all times retain an operations manager who shall be dedicated to the overall supervision and management of performance of the Operator’s obligations under this Agreement.

(d) Spare Parts. Operator shall establish and maintain an adequate spare parts inventory.

(e) Programs and Procedures. Prior to the date of the Commencement of Operations of the first Facility, Operator shall have adopted and implemented programs and procedures intended to ensure safe and reliable operation of the Facilities.

The rights and obligations in this Section 2.2 are without duplication of the rights and obligations of Owner and Operator as Buyer and Seller, respectively, under, and as defined in, the MESPA.

Section 2.3 Service Fees.

(a) Owner shall compensate Operator for the Facility Services, on a Calendar Quarter basis, by paying Operator the “Service Fees” equal to the sum of:

(i) for each Facility, the “Primary Service Fees” in an amount equal to (A) the rate (in $/kW) specified in Exhibit A hereto for the applicable Calendar Quarter since the applicable Facility achieved Commencement of Operations, multiplied by (B) the aggregate Baseload Capacity (in kW) of the Bloom Systems comprising the applicable Facility, for the applicable Calendar Quarter, plus

(ii) an amount equal to (A) the Power Module Replacement Fee Rate, multiplied by (B) the aggregate rated capacity (in kW) of Power Modules replaced during the applicable Calendar Quarter, provided, however that aggregate payments made at any time in respect of this Section 2.3(a)(ii) for Power Module replacement shall not exceed the Power Module Replacement Fee Maximum, plus

(iii) upon occurrence of the Maintenance Reserve Account Release Date during the applicable Calendar Quarter, a one-time payment equal to the Maintenance Reserve Account Release Date Balance.

The Service Fees shall be invoiced not later than [***] days prior to the end of each quarter, and, subject to Sections 2.3(b) and 2.3(c), shall be payable within [***] days of the end of such quarter. Interest shall accrue daily on the Service Fees not paid when due, at the lesser of the monthly rate of one and five-tenths percent (1.5%) or the highest rate permissible by law on such unpaid balance. Subject to Sections 2.3(b) and 2.3(c), Operator shall be under no obligation to provide or perform services hereunder for any Facility for which a Service Fee has not been paid in full within [***] days of invoice.

(b) If the Owner disputes any amount shown in an invoice issued by the Operator in accordance with Section 2.3(a): (i) the Owner must pay the undisputed portion of the invoice amount within the time prescribed by Section 2.3(a), and (ii) liability for the disputed portion of that invoice will be determined in accordance with the dispute resolution procedure set out in Section 9.5.

(c) Any disputed portion of an invoiced amount which was not paid under Section 2.3(c) and is determined as being due to the Operator in accordance with the dispute resolution procedure set out in Section 9.5 must be paid by the Owner within [***] days of the determination of the dispute in accordance with the procedure set out in Section 9.5 plus interest calculated in accordance with Section 2.3(a).

(d) In connection with Facility Services for the BOF, Operator shall provide all required labor and all required spare parts at Operator’s cost.

(e) Any payment of moneys under this Section 2.3 is not: (i) evidence of the value of the Facility Services or that the Facility Services have been satisfactorily carried out in accordance with the Agreement, or (ii) an admission of liability, or (iii) approval by the Owner of the Operator’s performance or compliance with the Agreement, but is only to be taken as payment on account.

Section 2.4 Facility Service Warranty. During the Warranty Period, Operator shall perform the services to the Bloom Systems and the BOF necessary for the Portfolio to perform to the Warranty Specifications and the Performance Standards and the BOF will not cause the Portfolio to fail to perform in accordance with the Warranty Specifications (the “Facility Service Warranty”). In the event that Owner desires Operator to service the Bloom Systems and the BOF beyond the Warranty Period, the rate for such time-based services will be quoted by Operator to Owner quarterly for the following quarter, and materials will be invoiced at the retail prices for such materials.

[***] Confidential Treatment Requested

Section 2.5 Facility Service Warranty Claims.

(a) If Owner desires to make a Facility Service Warranty claim during the Warranty Period, Owner must notify Operator of the defect or other basis for the claim in writing.

(b) In the case of a claim relating to the Quarterly Capacity Warranty or the Efficiency Warranty, then in addition to, and separate from any other right of the Owner pursuant to this Section 2.5, upon receipt of a notice under this Section 2.5(b), Operator (or its designated subcontractor) or the Service Provider (or its designated subcontractor) will promptly (and in any event no later than [***] days following the last day of the quarterly or monthly period, as applicable, to which such claim relates) repair or replace, in Operator’s sole discretion, any Bloom System(s) or any portion of the BOF whose repair or replacement is required in order for the applicable Facility to perform consistent with the Quarterly Capacity Warranty or the Efficiency Warranty, as applicable, provided that any such repair or replacement shall not be expected by Operator to cause any loss of current or future value, remaining useful life or utility of any part of the Bloom System or BOF, as applicable, repaired or replaced below the then current or expected future value, the remaining useful life or utility thereof immediately prior to such repair or replacement (assuming the Bloom System or BOF part, as applicable, was then in the condition when first constructed, normal wear and tear excepted and excepting any loss of value associated with the period of repair or replacement).

(c) Operator may use refurbished parts in such repair or replacement activities described in this Article 2; provided that (i) any such refurbished parts will have passed the same inspections and tests performed by Operator on its new parts of the same type before such refurbished parts are used in any repair or replacement, and (ii) Operator shall within [***] days of a written request therefor by Owner, provide a report for any or all Bloom Systems purchased under the MESPA that lists all components that have been replaced in any individual Bloom System. If repair or replacement is not feasible under Section 2.5 (as determined by Operator in Operator’s sole discretion) and Operator notifies Owner to such effect, Owner may require and, if so required, the Operator will repurchase the Bloom System on an AS-IS basis by paying to Owner the Refund Value of any such Bloom System, as calculated as of the date of such refund, notwithstanding Section 7.1, in which case Operator shall take title to such Bloom System upon paying the Refund Value, and such Bloom System shall no longer constitute a portion of the Portfolio. Operator shall make such determination as to the feasibility of repair or replacement as promptly as practicable, but in any event within [***] days after Operator’s receipt of notice of the claim unless the specific nature of the problem requires a longer period in which to make such determination (in which case the Operator must make a determination within a reasonable time) provided such longer period for a determination does not cause any breach of a PPA. In the event that Operator has not completed the repair or replacement of the Bloom System whose repair or replacement is required under Section 2.5(b) within [***] days of the end of the calendar month in which Operator received notice of a claim (or within [***] days if the specific nature of the problem required a period longer than [***] days in which to determine the feasibility of repair or replacement) or repurchased the Bloom System as contemplated in this Section 2.5(c) in the time period in this Section 2.5(c), then Owner has the right to require the Operator (in which case the Operator agrees) to procure return of the Bloom System(s) in question to Operator (at Operator’s cost) and Operator will refund to Owner the Refund Value of such Bloom System, in which case Operator shall be

[***] Confidential Treatment Requested

deemed to have taken title to such Bloom Systems upon payment of the Refund Value and such Bloom Systems shall be deemed to no longer constitute a portion of the Portfolio and shall be removed as described in the previous sentence. If a Bloom System will be removed pursuant to this Section 2.5(c), Operator shall at its sole cost and expense remove the Bloom System and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease. The rights and obligations of the Parties under this Section 2.5(c) are in addition to and separate from any other rights of the Owner under this Section 2.5.

(d) In the case of a claim relating to the Capacity Warranty for a One-Year Capacity Warranty Period or a Quarterly Capacity Warranty Period, upon receipt of such notice at a time when such Capacity Warranty is applicable and verification that such One-Year Capacity Warranty or a Quarterly Capacity Warranty is applicable, in addition to and separate from the Operator’s obligations under Sections 2.5(b) and (c) in respect of the Quarterly Capacity Warranty:

(i) Operator shall make a payment to Owner in an amount to be calculated pursuant to Section 2.6 within [***] Business Days after such a notice having been given; provided that the cumulative aggregate amount of Operator’s liability shall not exceed:

(1) for all claims under this Section 2.5(d) relating to the Quarterly Capacity Warranty, [***] of the aggregate Purchase Price of all Bloom Systems in the Portfolio during the applicable period (inclusive of any amounts paid or for which a pending claim has been made under the Quarterly Capacity Warranty under the MESPA) (“Quarterly Warranty Cap”); and

(2) for all claims relating to the One-Year Capacity Warranty, [***] of the aggregate Purchase Price of all Bloom Systems in the Portfolio during the applicable period (inclusive of any amounts paid or for which a pending claim has been made under the One-Year Capacity Warranty under the MESPA) (“One-Year Warranty Cap”).

For the avoidance of doubt:

(3) the Quarterly Warranty Cap and One-Year Warranty Cap are separate caps and if the Operator’s liability is limited by the operation of one of the caps, the Operator’s liability for claims under this Section 2.5(d) to which the other cap applies are not affected;

(4) claims under Section 2.5(d) are intended to compensate for the Owner’s revenue losses and accordingly claims and payments made under Section 2.8 are not subject to the Quarterly Warranty Cap or One-Year Warranty Cap or count against such caps; and

(5) the Quarterly Warranty Cap and One-Year Warranty Cap do not apply where the Operator is required to repair or replace the Bloom Systems or pay the Refund Value and other amounts incurred to remove the Bloom Systems and ancillary equipment as set out in Sections 2.5(b) or (c) or this Section 2.5(d).

[***] Confidential Treatment Requested

(ii) Operator or Owner may offset any amounts owed to it under this Agreement against any payments required to be made by it under this Agreement, the MESPA or Administrative Services Agreement. Any remaining amount owed by Operator to Owner after such offset shall be due and payable in cash, such payment to be paid no later than the third Business Day of the Calendar Quarter immediately following the Calendar Quarter with respect to which such payment arose.

(iii) In the event that Operator has failed to make such cash payment within [***] days after receipt of a claim that is undisputed or resolved against Operator, Owner may elect to require the Operator (in which case Operator agrees) to procure return to Operator of a sufficient number of the Bloom Systems that have failed to meet the Capacity Warranty in the applicable Capacity Warranty Period (“Underperforming Systems”) such that the remainder of the Portfolio would have satisfied such Capacity Warranty had such returned Underperforming Systems been excluded from the calculation for such Calendar Quarter. With respect to each such returned Underperforming System, Operator shall immediately refund to Owner the Refund Value of such Underperforming System, and shall promptly remove such returned Underperforming System from the applicable Site and be deemed to have taken title to such Underperforming System upon payment of the Refund Value and the returned Underperforming Systems shall be deemed to no longer constitute a portion of the Portfolio.

(iv) If a Bloom System will be removed pursuant to this Section 2.5(d), Operator shall at its sole cost and expense remove the Bloom System and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease. For the avoidance of doubt, Owner’s return of Underperforming Systems pursuant to this Section 2.5(d) shall not relieve Operator of its obligation to pay to Owner, or decrease the amount of, the Capacity Warranty payment set forth in this Section 2.5(d) as calculated pursuant to Section 2.6.

Section 2.6 Capacity Warranty. During the Warranty Period, Operator shall determine (i) within [***] Business Days after the end of each Calendar Quarter, whether each Facility that has achieved Commencement of Operations has delivered to the applicable Interconnection Point the Minimum kWh during such Capacity Warranty Period and (ii) within [***] Business Days after the end of each calendar year, whether the Portfolio has delivered to the applicable Interconnection Points the Minimum kWh during such Capacity Warranty Period (the warranty provided in clause (i), the “Quarterly Capacity Warranty”, and the warranty provided in clause (ii), the “One-Year Capacity Warranty”, and such warranties, collectively, the “Capacity Warranty”). If a Capacity Warranty calculation indicates that the Actual kWh of the applicable Bloom Systems was less than the Minimum kWh during such Capacity Warranty Period, then Operator shall so notify Owner in writing of the basis of its determination and Owner may make a claim under Section 2.5 and, upon the making of such claim, Operator shall be required to make a payment under Section 2.5 to Owner and calculated as indicated in Appendix B based on the average tolling rate of the applicable Fleet during the Capacity Warranty Period in order to

[***] Confidential Treatment Requested

compensate for the Owner’s loss of revenue resulting from the failure of the Bloom Systems to achieve the Minimum kWh. For the purposes of avoiding double counting of any kWh shortfalls in calculating Capacity Warranty payments, a claim made in respect of the One-Year Capacity Warranty for a calendar year will be reduced by the total amount paid by the Operator in respect of claims under the Quarterly Capacity Warranty for the Calendar Quarters in that calendar year. If the Operator fails to perform any Capacity Warranty calculation within the periods required by this Section 2.6, the Owner may perform its own calculations and may make a claim under Section 2.5. Example calculations of the amount to be paid by Operator to Owner in respect of a claim in respect of either Capacity Warranty are set out in Appendix B.

Section 2.7 Efficiency Warranty. During the Warranty Period, Operator shall determine for each full calendar month (the “Efficiency Warranty Period”) within [***] Business Days after the end of such month whether each Facility that has achieved Commencement of Operations has performed at not less than the Minimum Efficiency Level (the “Efficiency Warranty”). If the Minimum Efficiency Level has not been met during such Efficiency Warranty Period, then Operator shall so notify Owner in writing of the basis of its determination and Owner may make a claim under Section 2.5. If the Operator fails to perform any Efficiency Warranty calculation within the periods required by this Section 2.7, the Owner may perform its own calculations and may make a claim under Section 2.5.

Section 2.8 Indemnification Regarding Performance Under PPAs. Without in any way limiting and in addition to Owner’s remedies pursuant to Section 2.4 to Section 2.7 inclusive, in the event that Owner incurs any liability to a PPA Customer, whether to reimburse, credit or pay it any amount or otherwise in relation to any performance guarantee, power performance shortfall or any efficiency warranty or cost excess, including pursuant to Sections 5.2(b) or 6.7 of the [***] PPA or Sections 3.4 or 12.1(a)(iii) of the [***] PPA (collectively, the “PPA Warranties”), Operator shall indemnify and hold Owner harmless for any such liability, costs and expenses incurred by Owner pursuant to the [***] PPA and [***] PPA for such liabilities described above. In the event either PPA is terminated with respect to any Bloom System as a result of an Operator failure to meet the Warranty Specifications or the PPA Warranties, then (i) Owner shall have the right to require and the Operator agrees to repurchase the affected Bloom Systems in the manner contemplated in Section 2.5(c) and (ii) Operator shall indemnify and hold Owner harmless for any amount the Owner is liable to a PPA Customer in connection with such termination. For the avoidance of doubt, claims, credits, reimbursements and any other payments made under this Section 2.8 are not subject to the Quarterly Warranty Cap or One-Year Warranty Cap or count against such caps. Operator shall make any payment owed to Owner in respect of the PPA Warranties under this Section 2.8 prior to or concurrently with Owner’s corresponding payment to a PPA Customer.

Section 2.9 Exclusions. The Facility Service Warranty shall not cover any obligations on the part of Operator to the extent caused by or arising from (a) the Bloom Systems or BOF being affected by vandalism or other third-party’s actions or omissions occurring after Commencement of Operations (other than to the extent that Operator, Operator’s Affiliate, the Service Provider or a subcontractor acting as operator under this Agreement fails to properly protect the Bloom Systems and was required to do so under the Transaction Documents), (b) any failure relating to gas quality or supply in relation to which the Owner is satisfactorily compensated by the applicable PPA Customer under a PPA or by Operator under Section 2.8 or

[***] Confidential Treatment Requested

2.19; (c) Owner’s (as opposed to Operator, Operator’s Affiliate, the Service Provider or a subcontractor thereof acting as operator under this Agreement), or a PPA Customer’s (in which case the provisions of Article 3B apply) removal of any safety devices, (d) any conditions caused by unforeseeable movement in the environment in which the Bloom Systems are installed (provided that normal soil settlement, shifting, subsidence or cracking will not constitute ‘unforeseeable movement’), (e) accidents, abuse, neglect, improper third party testing (unless caused by Operator, Operator’s Affiliate, the Service Provider or a subcontractor thereof acting as operator under this Agreement) or Force Majeure Events, or (f) installation, operation, repair or modification of the Bloom Systems or BOF by anyone other than Operator or Operator’s authorized agents. OPERATOR SHALL HAVE NO OBLIGATION UNDER THE FACILITY SERVICE WARRANTY AND MAKES NO REPRESENTATION AS TO BLOOM SYSTEMS OR BOF WHICH HAVE BEEN OPENED OR MODIFIED BY OWNER OR ANYONE OTHER THAN OPERATOR, OPERATOR’S AFFILIATE, THE SERVICE PROVIDER OR SUBCONTRACTOR, ACTING AS OPERATOR UNDER THIS AGREEMENT, ANY PERSON ACTING AS AN OPERATOR UNDER THIS AGREEMENT (OR ANY SUCCESSOR AGREEMENT TO THIS AGREEMENT) OR ANY OF SUCH PERSON’S REPRESENTATIVES, IN EACH CASE TO THE EXTENT OF ANY DAMAGE OR OTHER NEGATIVE CONSEQUENCE OF SUCH OPENING OR MODIFICATION.

Section 2.10 No Duplication of Terms. Notwithstanding anything to the contrary in this Agreement, to the extent that all or any portion of the Facility Service Warranty and the indemnity provided in Section 2.8 or any other warranty, guarantee or indemnification provision set forth herein is duplicative of any warranty, guarantee or indemnification coverage provided under the MESPA, the Parties acknowledge and agree that Owner shall be entitled to make only a single claim under either this Agreement or the MESPA, as applicable, and that limitations of liability set forth in each such agreement are to be calculated on an aggregate basis taking into account all claims for indemnification, warranty or otherwise (if any) made under this Agreement and the MESPA. No payment or performance obligation shall be due from Operator under the Facility Service Warranty or the indemnity provided in Section 2.8 to the extent such payment or performance is received from, or is the subject of a claim accepted and approved by, an insurance provider or other third parties. In the event that Operator has paid an amount under the Facility Service Warranty that relates to an event in respect of which Owner subsequently also receives an amount from an insurance provider or other third party, Operator is entitled to a refund of the duplicative amount.

Section 2.11 Title. Title to all items, parts, materials and equipment supplied under or pursuant to this Agreement to Owner shall transfer to Owner upon the earlier of: (i) payment by the Owner in respect of such items, parts, materials and equipment, or (ii) installation or inclusion in a Facility.

Section 2.12 Record-Keeping Documentation.

(a) Operator shall ensure that operation, service and maintenance records concerning Operator’s activities hereunder are properly created and maintained at all times during the Term. Such records shall include, but not be limited to, the following:

(i) a separate “Maintenance Specification Log” for each Bloom System in a paper or electronic format (with entries made for each inspection, including any discrepancies found during such inspection), a copy of which shall be submitted, in paper or electronic format, to Owner along with the corresponding Annual Reports;

(ii) a Site service report completed in respect of each inspection, repair, replacement, service or other activity or observation made by Operator in connection with its responsibilities hereunder, detailing the nature of the problems detected and the specifics of the problem resolution and submitted to Owner within [***] Business Days of the date when a service technician is dispatched to the Site in response to a Bloom System or BOF fault or routine inspection or service; and

(iii) an annual report submitted to Owner within [***] Business Days after the end of each calendar year (“Annual Report”) containing sufficient information, detail and documentation as may be requested by Owner relating to the operating performance of the Bloom System for the preceding calendar year.

(b) All such records required to be created and maintained pursuant to Section 2.12(a) shall be kept available at the Operator’s office and made available for the Owner’s inspection upon request at all reasonable times. Any documentation prepared by Operator during the Term for the purposes of this Agreement, excluding the Training Materials, shall be directly prepared for Owner’s benefit and immediately become Owner’s property. Any such documentation shall be stored by Operator on behalf of Owner until its final delivery to Owner. Operator may retain a copy of all records related to each Facility in order to comply with its obligations under this Agreement.

Section 2.13 Remote Monitoring. For purposes of determining when repair services are necessary, Operator shall monitor and evaluate the information gathered through remote monitoring of each Facility as well as the maintenance and inspection Site visits.

Section 2.14 Permits.

(a) Operator shall be responsible, at its sole cost and expense, for obtaining, maintaining and complying with all Permits required to perform the Facility Services under this Agreement.

(b) Owner agrees to cooperate with and assist Operator in obtaining all Permits.

Section 2.15 Performance Standards. For the purpose of this Agreement, the Operator shall perform under this Agreement in accordance and consistent with each of the following (unless the context requires otherwise): (A) plans and specifications subject to Permits under applicable law and applicable to each Facility; (B) the manufacturer’s recommendations with respect to all equipment and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the manufacturer, provided they are consistent with generally accepted practices in the fuel cell industry; (C) the requirements of all applicable insurance policies; (D) preserving all rights to any incentive payments, warranties, indemnities or other rights or remedies, and enforcing or assisting with the enforcement of the applicable warranties, making or assisting in making all claims with respect to all insurance policies; (E) all Legal

[***] Confidential Treatment Requested

Requirements and Permits/Governmental Approvals; (F) any applicable provisions of the Site Leases, including any landlord rules and regulations; (G) Prudent Electrical Practices; and (H) the relevant provisions of the MESPA, each Interconnection Agreement and each PPA (collectively, the “Performance Standards”); provided, however, that meeting these requirements shall not relieve Operator of its other obligations under this Agreement.

Section 2.16 Rights to Deliverables. Owner agrees that Operator shall, except as expressly set forth herein, retain all rights, title and interest, including Intellectual Property rights, in any Training Materials provided to Owner in connection with the services performed hereunder. Operator grants to Owner the limited right to use for the Bloom Systems, and to sub-license to its agents the right to use for the Bloom Systems, any Training Materials which are provided under this Agreement, and Owner agrees that upon termination of this Agreement for any reason, Owner shall return all Training Materials, including any copies, to Operator, except that the Owner may retain a copy of all Training Materials if needed in order to operate and maintain all Bloom Systems and BOF following termination of this Agreement. Except to the extent required to use the Training Materials in accordance with the terms hereof, Owner will not make copies nor will it permit its employees, contractors, affiliates, or representatives to make copies of any Training Materials without Operator’s prior written consent, such consent not to be unreasonably withheld or delayed. “Training Materials” means any and all materials, documentation, notebooks, forms, diagrams, manuals and other written materials and tangible objects, describing how to operate and maintain the Facilities, including any corrections, improvements and enhancements which are delivered by Operator to Owner, but excluding any data and reports delivered to Owner.

Section 2.17 Appointment of Service Provider. Operator may appoint an unrelated third party, who is appropriately qualified, licensed, and financially responsible, to operate and maintain the Facilities throughout the Term (a “Service Provider”). Operator shall submit such appointment of any Service Provider to Owner for its prior written approval, which approval shall not be unreasonably withheld or delayed. Operator will procure that the Service Provider enters into a direct agreement in reasonably satisfactory form with Owner and/or Owner’s Lender if requested by Owner or Owner’s Lender. No such appointment nor the approval thereof by Owner, however, shall relieve Operator of any liability, obligation, or responsibility under this Agreement.

Section 2.18 PPA Termination and Re-Purchase of Bloom Systems. Subject to Section 4.3, in the event that (i) a PPA Customer terminates a PPA with respect to a Bloom System prior to its expiration, (ii) the applicable PPA Customer pays Owner the termination value due under the applicable PPA, and (iii) Owner has paid all amounts owed by it to Owner’s Lender under the Loan Agreement in respect of the applicable PPA termination, then BE shall be obligated to purchase from Owner, and Owner shall be obligated to sell to BE, the Bloom System for which the PPA is being terminated for a purchase price of $[***] in consideration of BE hereby agreeing to take all responsibilities to the applicable PPA Customer under the relevant PPA and otherwise for relocating, redeploying and paying the PPA Customer any moneys in relation thereto. BE hereby indemnifies Owner against all claims made by, and liabilities to, the PPA Customer in respect of such Bloom System after such PPA termination. Title to such Bloom System shall transfer to BE upon the date that BE pays the purchase price of $[***] to Owner.

[***] Confidential Treatment Requested

Section 2.19 Deemed Delivered Energy.

(a) If, for any reason, other than reasons of a Force Majeure Event or of a curtailment, interruption, or issuance of operational flow orders (OFO) by the delivering pipeline or Local Distribution Company (LDC), Owner does not receive and use the specified input fuel or receive natural gas at the natural gas taps for the Bloom Systems contemplated in the [***] PPA in amounts, and with quality and pressure, sufficient to permit Owner to generate Energy at the Baseload Capacity for such Bloom Systems multiplied by [***] or such failure to meet gas delivery requirements causes damage to such Bloom Systems requiring repair or replacement of such Bloom Systems, then Operator shall pay to Owner any lost revenue that Owner would have received under the [***] PPA for Energy that would have been produced by the Bloom Systems but for the failure to meet the gas delivery requirements for the Bloom Systems (including as a result of damage to the Bloom Systems) (“Deemed Delivered Energy”). Owner shall invoice Operator for amounts due with respect to such Deemed Delivered Energy with respect to each calendar month at the time that Owner invoices, or would have invoiced, [***] for such month under the [***] PPA for such Deemed Delivered Energy, and Operator shall pay such invoices within [***] days after receipt of such invoice. If Owner recovers or receives any payment or reimbursement from the gas supplier or other third party in relation to an above-described event for which Operator makes a payment under this Section 2.19(a), then such amounts shall be promptly paid to Operator. In addition, if any Bloom System contemplated in the [***] PPA is damaged and needs to be repaired or replaced as a result of Owner not receiving and using the specified input fuel, or as a result of the amount, quality or pressure of the natural gas received, Operator shall repair or replace the Bloom System in accordance with Section 2.5(b) as if the damage gave rise to a Facility Service Warranty claim.

(b) In the event (i) Owner is responsible for gas procurement under Section 4.1(b) of the [***] PPA, and (ii) Owner procures more gas than is consumed by the Bloom Systems under the [***] PPA, then (A) Operator shall reimburse Owner for any losses Owner incurs in reselling such excess gas to a third party or in the spot market, and (B) Owner shall pay to Operator any profits on any such resale. Amounts due by the Parties under subsections (A) and (B) hereof shall be netted against each other and any remaining amounts shall be payable within [***] Business Days of the first day of each calendar month.

(c) Operator agrees that as part of SGIP management arrangements contemplated under Section 6.8 of the [***] PPA and managed by Operator pursuant to this Agreement, Operator will ensure that:

(i) all “SGIP Proceeds” (as defined in the [***] PPA) assigned to the Owner by [***] will be deposited directly into the SGIP Proceeds Account;

(ii) each time Owner invoices [***] under the [***] PPA, an amount equivalent to the “Forecasted SGIP Credit” under Section 6.8 of the [***] PPA that is included on such invoice is paid out of the SGIP Proceeds Account into the Revenue Account at least [***] Business Days prior to the date [***] must pay such invoice;

(iii) in the event that the SGIP Proceeds Account does not contain sufficient funds for the full amount of the payment under Section 2.19(c)(ii) to be paid into the Revenue Account, Operator will pay any shortfall into the Revenue Account at least [***] Business Days prior to the date [***] must pay the relevant invoice;

[***] Confidential Treatment Requested

(iv) in the event that the balance of the SGIP Proceeds Account at any time after the end of the Availability Period (as defined in the Loan Agreement) exceeds the aggregate “Forecasted SGIP Credits” (under Section 6.8 of the [***] PPA) remaining to be credited, based on generation of Energy at the Baseload Capacity for the Bloom Systems in the [***] Fleet multiplied by [***] during the remaining term of the [***] PPA, then such excess shall be transferred from the SGIP Proceeds Account in accordance with Section 7.13.3 of the Loan Agreement.

(d) Claims against Operator made under this Section 2.19 will not be subject to the limitations of liability set forth in Article VII. Owner and Operator shall not have any obligations under this Section 2.19 to the extent such parties have satisfied their similar obligations related to Deemed Energy under Section 8.11 of the MESPA.

ARTICLE 3

TERM

Section 3.1 Term. The term of this Agreement (the “Term”) (a) shall commence on the date of the first Facility achieving Commencement of Operations and (b) shall, unless terminated earlier under Section 4.1 of this Agreement or unless extended by mutual agreement of the Parties, terminate on the date that is the last day of the Warranty Period for the last Facility to achieve Commencement of Operations.

ARTICLE 3A

PPA OBLIGATIONS

Section 3A.1 Obligations of Operator Related to PPAs.

(a) Notwithstanding any other provision of this Agreement, it is the intention of the Parties and it is agreed that all of Owner’s obligations under the PPAs that relate to the operation and maintenance of each Facility will be performed by the Operator on behalf of the Owner as separate obligations of the Operator under this Agreement (which obligations are parallel and equivalent to the obligations of the Owner under the PPAs). Accordingly, Operator shall perform those obligations under this Agreement in a manner that is consistent with and enables performance of all such obligations of the Owner under the PPAs.

(b) The Operator shall (i) undertake its obligations in accordance with this Agreement so as to enable Owner to fulfill its obligations under the PPAs that relate to the operation and maintenance of each Facility; and (ii) in performing its obligations under this Agreement, not cause Owner to be in breach of its obligations under the PPAs in relation to the operation and maintenance of each Facility or interfere with, hinder or disrupt Owner’s performance of its obligations under the PPAs.

(c) The Parties acknowledge that other provisions of this Agreement may contain some of the same obligations of Operator as those under this Article 3A.

[***] Confidential Treatment Requested

Section 3A.2 [***] PPA. Without affecting the generality of Section 3A.1, Operator shall perform on behalf of Owner all of Owner’s obligations as they relate to the operation and maintenance of each Facility under each of the following clauses of the [***] PPA:

(a) Section 1.2 – requirements for site layout and modifications for installation, as agreed with [***]

(b) Section 1.3(a) – requirement for the Owner to relocate the Bloom Systems to an alternative site;

(c) Section 1.3(c) and (d) – requirements in relation to resale or redeployment of Bloom Systems;

(d) Section 1.4 – requirement for removal of Bloom Systems;

(e) Section 2.3, 5.1 and 5.2 – administration and billing including any SGIP management;

(f) Section 3.2 – metering installation and maintenance obligations;

(g) Sections 3.3 and 4.5 – natural gas interconnection infrastructure obligations;

(h) Section 7.1(a) – health and safety obligations;

(i) Section 12.1(a)(iii) – SGIP and performance warranty;

(j) Section 16.2 – the IP indemnification given by the Owner;

(k) Section 17 – the insurance requirements applicable to the Owner;

(l) Section 18.12 – the prohibition on offshore work;

(m) Section 18.14 – the requirements that apply to entry onto property owned or controlled by [***]

(n) Section 18.16 – the plant and work rules requirements that apply while on the premises of [***]

(o) Section 18.17 – the method of procedure obligations;

(p) Section 18.18 – Quality Assurance obligations; and

(q) Section 19.1 – on-site services obligations with respect to Owner’s personnel.

Section 3A.3 [***] PPA. Without affecting the generality of Section 3A.1, Operator shall perform on behalf of Owner all of Owner’s obligations as they relate to the operation and maintenance of each Facility under each of the following clauses of the [***] PPA:

[***] Confidential Treatment Requested

(a) Section 2.2 – requirement for the Owner to relocate the systems to an alternative site;

(b) Section 2.3 – requirements in relation to redeployment of Bloom Systems;

(c) Section 2.6 – requirement for removal of Bloom Systems;

(d) Sections 2.7(j) – natural gas interconnection infrastructure obligations;

(e) Section 4 – all system operations obligations, including all emergency response obligations under Section 4.2(b) and metering maintenance obligations under Section 4.3;

(f) Section 5.1(a) – the requirement for Owner to assist [***] with reselling or exchanging energy;

(g) Section 5.3(a) – Environmental and Tax Attributes and the provision of all renewable energy certificates (“RECs”), registration or certification of RECS, production data and any other information to satisfy reporting requirements whether to Governmental Authorities, registration bodies or otherwise,

(h) Section 6 – Invoicing including any SGIP management;

(i) Sections 7.1(e) – the requisite standards applicable to operation of the Bloom System;

(j) Section 7.1(f) – health and safety obligations;

(k) Section 7.1(h) – the IP infringement covenant given by the Owner;

(l) Section 17.1 – the IP indemnification given by the Owner; and

(m) Section 18 – the insurance requirements applicable to the Owner.

ARTICLE 3B

CORRESPONDING ENTITLEMENTS

Section 3B.1 Definition of Corresponding Entitlements. A “Corresponding Entitlement” is an entitlement, or a claim to an entitlement, of the Operator to the extent:

(a) the Owner has a claim against [***] or [***] or an entitlement under an equivalent provision of the [***] PPA or [***] PPA, as applicable, based on the same or similar events or circumstances as the Operator’s entitlement or claim; or

(b) the Operator has rights against the Owner under a warranty or indemnity or specific right to compensation, negotiation, reimbursement or recovery and there is a corresponding warranty or indemnity or specific right to compensation, negotiation, reimbursement or recovery (even if expressed in different terms) in the [***] PPA or [***] PPA, as applicable, under which the Owner has rights.

[***] Confidential Treatment Requested

Section 3B.2 Rights in Respect of Corresponding Entitlements.

(a) The Operator will not be entitled to claim or recover from the Owner any amount greater than the compensation, relief or remedy payable or allowable from [***] or [***] to the Owner in respect of the Corresponding Entitlement of the Operator.

(b) The Operator must, in relation to any claim by the Operator arising out of or in connection with any Corresponding Entitlement, reasonably cooperate with and assist the Owner in negotiations and dispute resolutions under the [***] PPA or [***] PPA, as applicable.

(c) The Owner will pursue claims against [***] or [***] (as applicable) which relate to Corresponding Entitlements provided the claim embodied in the Corresponding Entitlement is not frivolous, vexatious or trivial. The Owner may decide not to pursue a genuine Corresponding Entitlement (i.e., one which is not frivolous, vexatious or trivial) of the Operator, if it agrees to pay the Operator a reasonable settlement in relation to that Corresponding Entitlement.

(d) The Operator indemnifies the Owner for the Owner’s costs of pursuing a Corresponding Entitlement including adverse costs awards and judgments or other determinations provided that the Owner will bear such proportion of such costs as may be reasonably attributed to a Owner claim which does not form part of a Corresponding Entitlement.

(e) Subject to Section 3B.2(f) the Operator will accept in full satisfaction of any Corresponding Entitlement the amount agreed by the Owner and [***] or [***], as applicable, (after due and proper consultation with the Operator which shall be undertaken to determine the Operator’s proper entitlements under this Section 3B) or determined under the [***] PPA or [***] PPA, as applicable.

(f) If any claim by the Owner under the [***] PPA or [***] PPA, as applicable, includes both a claim by the Owner not referable to the Operator and a claim by the Operator under this Agreement and the aggregate amount recoverable from [***] or [***], as applicable, under the [***] PPA or [***] PPA, as applicable, (“Recoverable Amount”) is less than the amount claimed by the Owner and the Operator, the Parties will seek to agree to that the proportion of the Recoverable Amount to which they are entitled, and if the Parties fail to so agree, the determination as to the proportion of the Recoverable Amount to which they are each entitled will be referred to dispute resolution under this Agreement and be determined on the basis of what is fair and reasonable having regard to the proportionality principle stated in this Section 3B.2(f).

(g) The Operator will be bound by the outcome of any binding settlement or determination by dispute resolution under the [***] PPA or [***] PPA, as applicable, between the Owner and [***] or [***], as applicable, contemplated under and effected in accordance with the mechanism set out in this Section 3B.2.

ARTICLE 4

TERMINATION

[***] Confidential Treatment Requested

Section 4.1 Default.

(a) Operator Default. Any of the following shall constitute an “Operator Default”:

(i) If Operator: (a) admits in writing its inability to pay its debts generally as they become due; (b) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof; (c) makes an assignment for the benefit of creditors; (d) consents to the appointment of a receiver of the whole or any substantial part of its assets; (e) has a petition in bankruptcy filed against it, and such petition is not dismissed within [***] days after the filing thereof; or if (f) a court of competent jurisdiction enters an order, judgment, or decree appointing a receiver of the whole or any substantial part of Operator’s assets, and such order, judgment or decree is not vacated or set aside or stayed within [***] days from the date of entry thereof; or (g) under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Operator’s assets and such custody or control is not terminated or stayed within [***] days from the date of assumption of such custody or control;

(ii) unless due to a Force Majeure Event, the failure of Operator to perform or cause to be performed any other obligation required to be performed by Operator under this Agreement, or the failure of any representation and warranty set forth herein to be true and correct in all material respects as and when made; provided, however, that if such failure by its nature can be cured, then Operator shall have a period of [***] days after receipt of written notice of such failure to cure the same and a Operator Default shall not be deemed to exist during such period; provided, further, that if Operator commences to cure such failure during such period and is diligently and in good faith attempting to effect such cure, said period shall be extended for [***] additional days;

(iii) the failure of Operator to pay any amounts owing to Owner on or before the day following the date on which such amounts are due and payable under the terms of this Agreement and Operator’s failure to cure each such failure within [***] Business Days after Operator receives written notice from Owner of each such failure; or

(iv) a Force Majeure Event occurs which prevents Operator from performing its material obligations under this Agreement for a continuous period of at least [***] days and Owner reasonably concludes such prevention is not reasonably likely to be remedied within a further period of [***] days.

(b) Owner Default. Any of the following shall constitute an “Owner Default”:

(i) The failure of Owner to pay any amounts owing to Operator on or before the day following the date on which such amounts are due and payable under the terms of this Agreement and Owner’s failure to cure each such failure within [***] Business Days after Owner receives written notice from Operator of each such failure; or

(ii) unless due to a Force Majeure Event, the failure of Owner to perform or cause to be performed any other obligation required to be performed by Owner under this Agreement, or the failure of any representation and warranty set forth herein to be true and

[***] Confidential Treatment Requested

correct in all material respects as and when made; provided, however, that if such failure by its nature can be cured, then Owner shall have a period of [***] days after receipt of written notice of such failure to cure the same and an Owner Default shall not be deemed to exist during such period; provided, further, that if Owner commences to cure such failure during such period and is diligently and in good faith attempting to effect such cure, said period shall be extended for [***] additional days.

(c) Owner’s Remedies Upon Occurrence of a Operator Default. If an Operator Default has occurred under Section 4.1(a)(i), Owner may terminate this Agreement by written notice, and assert all rights and remedies available to Owner under Legal Requirements subject to the limitations of liability set forth in Section 7.1. If an Operator Default has occurred under Section 4.1(a)(ii) or (a)(iii), Owner may terminate this Agreement only with respect to those Bloom Systems for which such Operator Default has occurred and remains uncured, by written notice, and (i) assert all rights and remedies available to Owner under Legal Requirements (other than the termination or suspension of this Agreement in its entirety, except where ten (10) or more Bloom Systems are involved), subject to the limitations of liability set forth in Section 7.1 or (ii) require the Operator and, if so required, Operator shall repurchase the relevant Bloom Systems in respect of which this Agreement is being terminated from the Owner on an AS IS basis by paying the Refund Value of any such Bloom System, calculated as of the date of such refund, in which case Operator shall take title to such Bloom System upon paying the Refund Value, and such Bloom System shall no longer constitute a portion of the Portfolio. If a Bloom System will be removed pursuant to this Section 4.1(c), Operator shall at its sole cost and expense remove the Bloom System and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease.

(d) Operator’s Remedies Upon Owner Default. If an Owner Default has occurred under Section 4.1(b)(i) or (b)(ii), Operator may terminate this Agreement only with respect to those Bloom Systems for which such Owner Default has occurred and remains uncured (unless such Owner Default is an Owner Default under Section 4.1(b)(i) and has occurred and remains uncured with respect to ten (10) or more Bloom Systems, in which case Operator may terminate this Agreement with respect to all Bloom Systems) by written notice, and assert all rights and remedies available to Operator under Legal Requirements with respect to those Bloom Systems for which an Owner Default has occurred (other than the termination or suspension of this Agreement in its entirety, except where ten (10) of more Bloom Systems are involved), subject to the limitations of liability set forth in Section 7.1.

(e) Preservation of Rights. Termination of this Agreement shall not affect any rights or obligations as between the Parties which may have accrued prior to such termination or which expressly or by implication are intended to survive termination whether resulting from the event giving rise to termination or otherwise.

Section 4.2 Termination of Warranties. Operator shall be under no obligation for any Facility Service Warranty, Efficiency Warranty or Capacity Warranty for a Bloom System during any period for which such Bloom System’s Service Fees have not been paid in full and

[***] Confidential Treatment Requested

are not currently subject to dispute pursuant to Section 2.3(c) or Section 2.3(b); provided, that all cure periods, with respect to payment of such Service Fees afforded to Owner, any Affiliate of Owner or Owner’s Lender pursuant to any agreement between any such party and Operator or any Affiliate of Operator, have lapsed.

Section 4.3 Termination of PPAs.

(a) In the event that a PPA is terminated with respect to a Bloom System, this Agreement is terminated with respect to that Bloom System and any amounts payable to Operator in respect of such Bloom Systems after the date of termination shall cease to be payable.

(b) In the event that the termination of this Agreement under Section 4.3(a) results from the default of Operator under this Agreement, Operator shall repurchase the relevant Bloom Systems in respect of which this Agreement is being terminated from the Owner on an AS IS basis by paying the Refund Value of any such Bloom System, calculated as of the date of such refund, in which case BE shall take title to such Bloom System upon paying the Refund Value, and such Bloom System shall no longer constitute a portion of the Portfolio. If a Bloom System will be removed pursuant to this Section 4.3, Operator shall at its sole cost and expense remove (or cause the removal of) the Bloom System and any other ancillary equipment (including the concrete pad and any other improvements to the applicable Site to the extent required under the applicable Site Lease) from the applicable Site, restoring the Site to its condition before the installation, including closing all utility connections in the manner required by all Legal Requirements and the applicable Site Lease.

ARTICLE 5

DATA ACCESS

Section 5.1 Access to Data and Meters. Throughout the Term, and thereafter to the extent relevant to calculations necessary for periods prior to the end of the Term and subject to any confidentiality obligation owed to any third party and/or any restrictions on the disclosure of information which may be subject to intellectual property rights restricting disclosure:

(a) Owner shall grant Operator access to all data relating to the electricity production of each Bloom System, it being understood that it is Operator’s responsibility to determine the performance of the Bloom System, and any other calculations as required under this Agreement, and that it is Owner’s responsibility to handle all accounting and invoicing activities; and

(b) Owner shall allow Operator access to all data from all Facility Meters.

Operator shall be entitled to use the foregoing data for its internal purposes and make such data available to third parties for analysis, in each case consistent with Legal Requirements.

ARTICLE 6

INDEMNITY

Section 6.1 Indemnification of Operator by Owner. Owner shall indemnify, defend and hold harmless Operator, its officers, directors, employees, shareholders, Affiliates and agents (each, a “Operator Indemnitee”) from and against any and all Indemnifiable Losses asserted against or suffered by any Operator Indemnitee arising out of any Third Party Claims against a Operator Indemnitee to the extent arising out of or in connection with (i) Owner’s breach of its representations, warranties or covenants in this Agreement, (ii) the negligent or intentional acts or omissions of Owner or its subcontractors, agents or employees or others under Owner’s control, (iii) a breach by Owner of its obligations hereunder or (iv) operation of Bloom Systems by any party other than Operator or an Affiliate or subcontractor of Operator (but subject to Operator’s warranties, covenants and indemnities under this Agreement and any other Transaction Document to which Operator is a party), provided that Owner shall have no obligation to indemnify Operator to the extent caused by or arising out of any negligence, fraud or willful misconduct of any Operator Indemnitee or the breach by Operator or any Operator Indemnitee of its covenants and warranties under this Agreement or any other Transaction Document.

Section 6.2 Indemnification of Owner by Operator.

(a) Operator shall indemnify, defend and hold harmless Owner, its members, managers, officers, directors, employees, Affiliates and agents (each, an “Owner Indemnitee”) from and against any and all Indemnifiable Losses asserted against or suffered by any Owner Indemnitee arising out of any Third Party Claims against an Owner Indemnitee to the extent arising out of or in connection with (i) Operator’s breach of its representations, warranties or covenants in this Agreement, (ii) the negligent or intentional acts or omissions of Operator or its subcontractors, agents or employees or others under Operator’s control or (iii) a breach by Operator of its obligations hereunder; provided that Operator shall have no obligation to indemnify Owner to the extent caused by or arising out of any negligence, fraud or willful misconduct of any Owner Indemnitee, the breach by Owner or any Owner Indemnitee of its covenants and warranties under this Agreement or the inability to utilize any tax benefits.

(b) Except as otherwise set forth in this Agreement, in the event that Owner incurs any liability, cost, loss or expense to a PPA Customer (including relating to a breach of a PPA) in relation to the repurchase by or return to Operator of any Bloom System under this Agreement, Operator shall indemnify and hold Owner harmless for any such liability, cost, loss or expense incurred by Owner.

Section 6.3 Indemnity Claims Procedure. If any indemnifiable claim is brought against a Party (the “Indemnified Party”), then the other Party (the “Indemnifying Party”) shall be entitled to participate in, and, unless in the reasonable opinion of counsel for the Indemnifying Party a conflict of interest between the Parties may exist with respect to such claim, assume the defense of such claim, with counsel reasonably acceptable to the Indemnifying Party. If the Indemnifying Party does not assume the defense of the Indemnified Party, or if a conflict precludes the Indemnifying Party from assuming the defense, then the Indemnifying Party shall reimburse the Indemnified Party on a monthly basis for the Indemnified Party’s reasonable defense expenses through separate counsel of the Indemnified Party’s choice. Even if the Indemnifying Party assumes the defense of the Indemnified Party with acceptable counsel, the Indemnifying Party, at its sole option, may participate in the defense, at its own expense, with counsel of its own choice without relieving the Indemnifying Party of any of its obligations hereunder.

Section 6.4 No Duplication of Claims. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that no claiming or indemnified party shall be entitled to a double recovery under the indemnification provisions of this Agreement and the indemnification provisions of the MESPA.

Section 6.5 Waiver. Each Party hereby waives any claim under Article 6 irrespective of the legal theory under which it is brought to the extent such claim is covered by the insurance of the claiming Party.

ARTICLE 7

LIMITATIONS ON LIABILITY

Section 7.1 Aggregate Limit of Liability.

(a) Notwithstanding anything to the contrary in this Agreement, in no event shall a Party be liable to the other Party for an aggregate amount in excess of the Maximum Liability; provided that such limitation of liability shall not apply to any liability that is the result of (i) gross negligence, fraud, willful default or willful misconduct of a Party or that Party’s employees, agents, subcontractors (except that for the purposes of this provision, the Operator and its employees, agents and subcontractors will not be deemed to be employees, agents or subcontractors of the Owner), (ii) a Third Party Claim, (iii) the failure to pay the Service Fees (which amount shall not be included in calculating Owner’s Maximum Liability), (iv) a claim with respect to injury to or death of any person, (v) the Operator’s abandonment to the extent constituting a repudiation of this Agreement in respect of all or any part of the Bloom Systems or BOF, or (vi) events or circumstances in respect of which insurance proceeds are available or that would have been available but for a failure by the Operator to maintain, or comply with the terms of, insurance that it is required to obtain and maintain under this Agreement, and any amounts so received will not be included when calculating the Operator’s Maximum Liability. Subject always to the Maximum Liability limitations set forth in the preceding sentence, except for damages or amounts specifically provided for in this Agreement or in connection with the indemnification for damages awarded to a third party under a Third Party Claim, damages hereunder are limited to direct damages, and in no event shall a Party be liable to the other Party, and the Parties hereby waive claims, for (a) indirect, punitive, special or consequential damages or loss of profits; provided, however, that the loss of profits language set forth in this Section 7.1 shall not be interpreted to exclude from Indemnifiable Losses any claim, demand, suit, loss, liability, damage, obligation, payment, cost or expense (including the cost and expense of any action, suit, proceeding, assessment, judgment, settlement or compromise relating thereto and reasonable attorneys’ fees and reasonable disbursements in connection therewith) that would otherwise be included in the definition of Indemnifiable Losses because they result from a reduction in the profits of Owner or interest, cost or expense payable by Owner to the Owner’s Lender and (b) losses or liabilities incurred by the officers, directors, members, managers, partners, shareholders or Affiliates of such Party (unless on behalf of Owner).

(b) Notwithstanding anything to the contrary provided herein, in no event shall Operator be liable under this Agreement (including with respect to its obligations related to the Facility Service Warranty, the Capacity Warranty or Warranty Specifications) for (i) any failure of or damage to the Bloom Systems or (ii) any obligations on the part of Operator (including internal rate of return or other financial metrics or any obligations to deliver power to Owner or service the Bloom Systems) to the extent caused by or arising from (A) the Bloom Systems or BOF being affected by vandalism or other third-party’s actions or omissions occurring after Commencement of Operations (other than to the extent that Operator, Operator’s Affiliate, the Service Provider or subcontractor acting as operator under this Agreement fails to properly protect the Bloom Systems and was required to do so under the Transaction Documents), (B) any failure relating to gas quality or supply in relation to which the Owner is satisfactorily compensated by the applicable PPA Customer under a PPA or by Operator under Section 2.8 or 2.19; (C) Owner’s (as opposed to Operator, Operator’s Affiliate, the Service Provider or a subcontractor thereof acting as operator under this Agreement) or a PPA Customer’s (in which case the provisions of Article 3B apply) removal of any safety devices, (D) any conditions caused by unforseeable movement in the environment in which the Bloom Systems are installed (provided that normal soil settlement, shifting, subsidence or cracking will not constitute ‘unforseeable movement’), (E) accidents, abuse, neglect, or improper third party testing (unless caused by Operator, Operator’s Affiliate, the Service Provider or a subcontractor thereof acting as operator under this Agreement), (F) Force Majeure Events, (G) installation, operation, repair or modification of the Bloom Systems or BOF by anyone other than Operator or Operator’s authorized agents, OPERATOR SHALL HAVE NO OBLIGATION UNDER THE WARRANTY SPECIFICATIONS, MAKES NO REPRESENTATION AS TO, AND SHALL NOT BE RESPONSIBLE FOR DAMAGE TO, BLOOM SYSTEMS OR BOF WHICH HAVE BEEN OPENED OR MODIFIED BY OWNER OR ANYONE OTHER THAN OPERATOR, OPERATOR’S AFFILIATE, THE SERVICE PROVIDER OR SUBCONTRACTOR, ACTING AS OPERATOR UNDER THIS AGREEMENT, ANY PERSON ACTING AS AN OPERATOR UNDER THIS AGREEMENT (OR ANY SUCCESSOR AGREEMENT TO THIS AGREEMENT) OR ANY OF SUCH PERSON’S REPRESENTATIVES IN EACH CASE TO THE EXTENT OF ANY DAMAGE OR OTHER NEGATIVE CONSEQUENCE OF SUCH OPENING OR MODIFICATION. Except for Owner’s payment of money to Operator, and subject to Section 9.19 hereof, neither Party shall be liable under any circumstance, nor be deemed to be in breach of this Agreement, for any delay or failure in performance or interruption of service resulting from any Force Majeure Event.

Section 7.2 No Duplication of Claims. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that the limitations of liability set forth in this Agreement and the MESPA are to be calculated on an aggregate basis taking into account all claims (if any) made under this Agreement and the MESPA.

Section 7.3 Survival. The Parties’ respective rights and obligations under Sections 2.8, 2.10, 2.18, 3B.1, 3B.2, 9.3, 9.5, 9.6 and 9.18, and Articles 6 and 7 shall survive any total or partial termination of this Agreement.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

Section 8.1 Representations and Warranties of Owner. Owner represents and warrants to Operator as of the date of the Agreement as follows:

(a) Organization. Owner is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease, and operate its business as currently conducted.

(b) Authority. Owner has full limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Owner of this Agreement and the consummation by Owner of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action required on the part of Owner and this Agreement has been duly and validly executed and delivered by Owner. This Agreement constitutes the legal, valid and binding agreement of Owner, enforceable against Owner in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Consents and Approvals; No Violation. Neither the execution, delivery and performance by Owner of this Agreement nor the consummation by Owner of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Formation or the limited liability company agreement of Owner, or (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Owner is a party or by which any of its assets are bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to Owner, which violations, individually or in the aggregate, would result in a material adverse effect on Owner or its ability to perform its obligations hereunder.

(d) Legal Proceedings. There are no pending or, to Owner’s knowledge, threatened claims, disputes, governmental investigations, suits, actions (including non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against Owner which challenges the enforceability of this Agreement or the ability of Owner to consummate the transactions contemplated hereby, in each case, that could reasonably be expected to result in a material adverse effect on Owner or its ability to perform its obligations hereunder.

(e) DISCLAIMERS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 8.1 AND THE OTHER TRANSACTION DOCUMENTS, OWNER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT.

Section 8.2 Representations and Warranties of Operator. Operator represents and warrants to Owner as follows as of the date of the Agreement:

(a) Incorporation; Qualification. Operator is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its business as currently conducted. Operator is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that its business, as currently being conducted, shall require it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Operator’s ability to perform its obligations under this Agreement.

(b) Authority. Operator has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated thereby. The execution and delivery by Operator of this Agreement and the consummation by Operator of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action required on the part of Operator and this Agreement have been duly and validly executed and delivered by Operator. This Agreement constitutes the legal, valid and binding agreement of Operator, enforceable against Operator in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Consents and Approvals; No Violation. Neither the execution, delivery and performance of this Agreement nor the consummation by Operator of the transactions contemplated thereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Operator, (ii) with or without the giving of notice or lapse of time or both, conflict with, result in any violation or breach of, constitute a default under, result in any right to accelerate, result in the creation of any Lien on Operator’s assets, or create any right of termination under the conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Operator is a party or by which it, or any material part of its assets may be bound, in each case that would individually or in the aggregate result in a material adverse effect with respect to Operator or its ability to perform its obligations hereunder; or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to Operator, which violations, individually or in the aggregate, would result in a material adverse effect on Operator or its ability to perform its obligations hereunder.

(d) Legal Proceedings. There are no pending or, to Operator’s knowledge, threatened claims, disputes, governmental investigations, suits, actions (including non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against Operator which challenges the enforceability of this Agreement or the ability of Operator to consummate the transactions contemplated thereby, in each case, that could reasonably be expected to result in a material adverse effect on Operator or its ability to perform its obligations hereunder.

(e) DISCLAIMERS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 8.2 AND THE OTHER TRANSACTION

DOCUMENTS, OPERATOR EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Owner and Operator.

Section 9.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but any such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

Section 9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received if delivered personally or by facsimile transmission with completed transmission acknowledgment or by electronic mail, or when delivered if mailed by overnight delivery via a nationally recognized courier or registered or certified first class mail (return receipt requested), postage prepaid, to the recipient Party at its below address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided; however, that notices of a change of address shall be effective only upon receipt thereof):

To Operator:	Bloom Energy Corporation
1299 Orleans Drive
Sunnyvale, CA 94089-1137
Attention: [***]
Telephone: [***]
Fax: [***]
Email: [***]

To Owner:	2012 V PPA Project Company, LLC
c/o Bloom Energy Corporation
1299 Orleans Drive
Sunnyvale, CA 94089-1137
Attention: [***]
Telephone: [***]
Fax: [***]
Email: [***]

With a copy to:	PE12GVVC (Bloom PPA) Ltd. and PE12PXVC (Bloom PPA) Ltd.
c/o Alberta Investment Management Corporation
1100 - 10830 Jasper Avenue
Edmonton, AB T5J 2B3

[***] Confidential Treatment Requested

Canada
Attention: [***]
Email: [***]
Telephone: [***]
(for so long as such entities are Owner’s Lenders)
Telephone: [***]

With a copy to:	Firstar Development, LLC
1307 Washington, Suite 300
St. Louis, MO 63103
Attention: [***]
Telephone: [***]
Facsimile: [***]
Email: [***] and [***]

Section 9.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns (including by operation of law), but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, whether by operation of law or otherwise, without the prior written consent of the other Party; provided that Owner may collaterally assign its rights under this Agreement to any party providing debt or equity financing to it without the consent of Operator. Notwithstanding the foregoing sentence, (a) Operator shall be entitled to assign its right, title and interest in and to this Agreement to an Affiliate with the prior consent of Owner, and (b) Operator shall be entitled to subcontract any of its obligations under this Agreement without consent, provided that such assignment or subcontracting shall not excuse Operator from the obligation to competently perform any subcontracted obligations or any of its other obligations under this Agreement.

Section 9.5 Dispute Resolution.

(a) In the event a dispute, controversy or claim arises hereunder, including any claim whether in contract, tort (including negligence), strict product liability or otherwise, the aggrieved Party will promptly provide written notification of the dispute to the other Party within ten (10) days after such dispute arises. Thereafter, a meeting shall be held promptly between the Parties, attended by representatives of the Parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If the Parties are not successful in resolving a dispute within twenty-one (21) days of such meeting, then, subject to the limitations on remedies set forth in Section 4.1 and Article 7, either Party may pursue whatever rights it has available under this Agreement, at law or in equity in accordance with Section 9.6.

(b) In the event of any dispute arising out of or relating to this Agreement, each Party hereby consents to service of process made to the addressees set forth in Section 9.3 herein either by overnight delivery by a nationally recognized courier or by certified first class mail, return receipt requested, and hereby acknowledges that service by such means shall constitute valid and lawful service of process against the Party being served.

[***] Confidential Treatment Requested

(c) Each Party hereby agrees that, in the event of any dispute arising out of or relating to this Agreement, it will not oppose the joinder of Seller (as defined in the MESPA) or Administrator (as defined in the Administrative Services Agreement) to such action or proceeding.

Section 9.6 Governing Law, Jurisdiction, Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW OR OTHER PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO ANY SUCH DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

Section 9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile will be considered original signatures, and each Party shall thereafter promptly deliver original signatures to the other Party.

Section 9.8 Interpretation. The articles, section and schedule headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 9.9 Appendices and Exhibits. Except as otherwise provided in this Agreement, all exhibits and appendices referred to herein are intended to be and hereby are specifically made a part of this Agreement.

Section 9.10 Entire Agreement.

(a) The Transaction Documents and the exhibits, schedules, documents, certificates and instruments referred to herein and therein, embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement.

(b) Each Party acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those repeated in this Agreement and any other agreement entered into on the date of this Agreement between the Parties) made by or on behalf of any other Party at any time before the signature of this Agreement. Each Party waives all rights and remedies which, but for this clause (b), might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

Section 9.11 Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between Owner and Operator, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Owner and Operator hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

Section 9.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

Section 9.13 [RESERVED].

Section 9.14 Further Assurances. Each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement.

Section 9.15 Independent Contractors. The Parties acknowledge that, save as expressly set out in this Agreement to the contrary, each Party is entering into this Agreement as an independent contractor and nothing in this Agreement shall be interpreted or applied so as to make the relationship of any of the Parties that of partners, joint ventures or anything other than independent contractors.

Section 9.16 No Contract for the Sale of Goods. Both Parties agree that this Agreement relates predominantly to the rendition of services accompanied only by the incidental sale of parts for the Bloom Systems; and therefore, this Agreement is not subject to the Delaware Uniform Commercial Code or any other commercial code for the sale of goods. The Parties expressly disclaim, to the extent permitted under applicable law, any and all provisions of the Uniform Commercial Code of any state or other applicable law relating to the commercial sale of goods.

Section 9.17 Time of Essence. Time is of the essence with respect to all matters contained in this Agreement.

Section 9.18 Confidentiality.

(a) Confidential Information. Subject to the other terms of this Section 9.18, the Parties shall, and shall cause their Affiliates and their respective stockholders, members, subsidiaries and Representatives to, hold confidential all information they may have or obtain concerning Operator and Owner and their respective assets, business, operations or prospects or this Agreement (the “Confidential Information”), including, but not limited to, all software, documentation, financial, marketing and nonpublic data with respect to the distribution and transmission facilities of the Transmitting Utility and other business information, all data related to the internal design and performance of the Bloom Systems and any other material or information that is either marked as confidential or disclosed under circumstances that one would reasonably expect it to be confidential. Furthermore, Owner agrees that the Bloom Systems and services performed hereunder contain Operator’s valuable trade secrets, and further, Owner agrees to maintain the secrecy of and not disclose without the express written permission of Operator (such consent not to be unreasonably withheld) any trade secrets which Owner may have received from Operator; provided, however, that Confidential Information shall not include information that (A) is or becomes generally available to the public other than as a result of an unauthorized disclosure by a Party or any of its Representatives or (B) is or becomes available to a Party or any of its Representatives on a nonconfidential basis from a source other than the other Party or its Representatives, provided that such source was not and is not bound by any contractual, legal or fiduciary obligation of confidentiality with respect to such information, or (C) was or is independently developed or conceived by a Party or its Representatives without reference to the Confidential Information of the other Party.

(b) Legally Compelled Disclosure. Confidential Information may be disclosed (A) as required or requested to be disclosed by a Party or any of its Affiliates or their respective stockholders, members, subsidiaries or Representatives as a result of any applicable Legal Requirement or rule or regulation of any stock exchange, the Financial Industry Regulatory Authority, Inc. or other regulatory authority or self-regulatory authority having jurisdiction over such Party, (B) as required or requested by the IRS, the Department of Justice or the Office of the Inspector General in connection with a Bloom System, cash grant, or tax credits relating thereto, including in connection with a request for any private letter ruling, any determination letter or any audit or (C) as required under any Interconnection Agreement. If a Party becomes compelled by legal or administrative process to disclose any Confidential Information, such Party shall, to the extent permitted by Legal Requirements, provide the other Party with prompt notice so that the other Party may seek a protective order or other appropriate remedy or waive compliance with the non-disclosure provisions of this Section 9.18(b) with respect to the information required to be disclosed. If such protective order or other remedy is not obtained, or such other Party waive compliance with the non-disclosure provisions of this Section 9.18(b) with respect to the information required to be disclosed, the first Party shall furnish only that portion of such information that it is advised, by opinion of counsel, is legally required to be furnished and shall exercise reasonable efforts, at the expense of the Party whose Confidential Information is being disclosed, to obtain reliable assurance that confidential treatment will be accorded such information, including, in the case of disclosures to the IRS described in clause (B) above, to obtain reliable assurance that, to the maximum extent permitted by applicable Legal Requirements, such information will not be made available for public inspection pursuant to Section 6110 of the Code.

(c) Disclosure to Representatives. Notwithstanding the foregoing, and subject always to the restrictions in Section 6.2 of the MESPA, a Party may disclose Confidential Information received by it to its actual or potential financing parties and its and their employees, consultants, legal counsel or agents who have a need to know such information; provided that such Party informs each such Person who has access to the Confidential Information of the confidential nature of such Confidential Information, the terms of this Agreement, and that such terms apply to them. The Parties shall use commercially reasonable efforts to ensure that each such Person complies with the terms of this Agreement and that any Confidential Information received by such Person is kept confidential.

(d) Other Permitted Disclosures. Nothing herein shall be construed as prohibiting a Party from using such Confidential Information in connection with (i) any claim against another Party hereunder, (ii) any exercise by a Party of any of its rights hereunder, (iii) a financing or proposed financing by Operator or Owner or their respective Affiliates, (iv) a disposition or proposed disposition by Operator or any Affiliate of Operator of all or a portion of such Person’s direct or indirect equity interest in Operator, (v) a disposition or proposed disposition by any direct or indirect Affiliate of Owner of all or a portion of such Person’s equity interests in Owner, (vi) any disclosure required to be made to a PPA Customer (or otherwise) under a PPA, or (vii) as permitted by Article VII of the MESPA or the Shortfall Event License; provided that, in the case of items (iii), (iv) and (v), the potential financing party or purchaser has entered into a confidentiality agreement with respect to Confidential Information on customary terms used in confidentiality agreements in connection with corporate financings or acquisitions before any such information may be disclosed and such confidentiality agreement has been provided to the non-disclosing Party.

(e) Shortfall Event License. If and to the extent the Owner is entitled to exercise its rights under the Shortfall Event License, nothing contained herein shall limit or otherwise adversely affect the Owner’s right to disclose the Intellectual Property and other materials licensed thereunder to any sublicensee or subcontractor in accordance with the terms thereof.

Section 9.19 Force Majeure. If either Party is rendered wholly or partially unable to perform any of its obligations under this Agreement by reason of a Force Majeure Event, that Party (the “Claiming Party”) will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected; provided, however, that: (i) the Claiming Party, within a reasonable time after the occurrence of such Force Majeure Event gives the other Party notice describing the particulars of the occurrence; (ii) the suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event; (iii) no liability of either Party for an event that arose before the occurrence of the Force Majeure Event shall be excused as a result of the Force Majeure Event; (iv) the Claiming Party shall exercise commercially reasonable efforts to correct or cure the event or condition excusing performance and resume performance of all its obligations; and (v) when the Claiming Party is able to resume performance of its obligations under this Agreement, the Claiming Party shall promptly give the other Party notice to that effect and shall promptly resume performance. The Owner’s obligation to pay the Service Fees to the Operator will be suspended to the extent that the Operator is unable to perform its obligations by reason of a Force Majeure Event.

Section 9.20 No Liens. To the extent that Operator has actual knowledge that any of its subcontractors has placed any Lien on a Bloom System or the Site for such Bloom System, then Operator shall promptly cause such Liens to be removed or bonded over in a manner reasonably satisfactory to Owner.

Section 9.21 Insurance. At all times during the Term without cost to Owner, Operator shall maintain in force and effect the following insurance, which insurance shall not be subject to cancellation, termination or other material adverse changes unless the insurer delivers to Owner written notice of the cancellation, termination or change at least [***] days in advance of the effective date of the cancellation, termination or material adverse change or if notice from the insurer to the Owner of material adverse change is not available on commercially reasonable terms then the Operator shall provide the Owner with such notice as soon as reasonably possible after becoming aware of such change:

(a) Worker’s Compensation Insurance as required by the laws of the state where Owner’s facilities are located;

(b) Employer’s liability insurance with limits at policy inception not less than One Million Dollars ($1,000,000);

(c) Commercial General Liability Insurance, including bodily injury and property damage liability (arising from premises, operations, contractual liability endorsements, products liability, or completed operations) with limits not less than Five Million Dollars ($5,000,000) at policy inception; and

(d) If there is exposure, automobile liability insurance in accordance with prudent industry practice with a limit of not less than $1,000,000 per claim;

(e) Umbrella Liability Insurance acting in excess of underlying employers liability, commercial general liability and automobile liability policies with limits not less than Fifteen Million Dollars ($15,000,000).

Operator shall cause Owner to be included as additional insured to all insurance policies required in accordance with the provisions of this Agreement except worker’s compensation. The required insurance must be written as primary policy not contributing to or in excess of any policies carried by the Owner, and each contain a waiver of subrogation, in form and substance reasonably satisfactory to the Owner, in favor of the Owner.

The insurances contemplated in this clause are primary. The Parties acknowledge that if a claim is made under any of the insurances contemplated in this Agreement it is their intention that the insurer cannot require the Party first to exhaust indemnities referred to in this Agreement before the insurer’s obligation to perform is mature, subject to the insurer’s later pursuing subrogation, in which event any recovery will be credited by such insurer pro tanto in favor of the policyholder. The general liability and umbrella liability insurances required by this agreement shall provide blanket contractual cover to the full policy limit. Where applicable, each of these insurances will:

(a) be effected with an insurer reasonably acceptable to the Owner;

(b) not contain any exclusion, endorsement, amendment or alteration, unless first approved by the Owner (such approval not to be unreasonably withheld or delayed);

(c) contain a waiver of subrogation in favor of the Owner;

[***] Confidential Treatment Requested

(d) contain deductibles in accordance with prudent industry practice and approved by the Owner acting reasonably; and

(e) include a provision that such insurance is primary insurance with respect to the interests of the Owner and Operator and that any other insurance maintained by the Owner is excess and not contributory insurance with the insurances required under this Agreement.

Operator shall provide Owner with evidence of compliance with these insurance requirements when requested by Owner from time to time on a reasonable basis.

Section 9.22 Co-ordination with Seller under MESPA

(a) Notwithstanding anything else in this Agreement to the contrary, the Operator bears the risk of, is not entitled to and will not make any claim against the Owner as a result of, and releases the Owner from any claim it may have in respect of, any acts or omissions of the Seller (as defined in the MESPA).

(b) The Operator agrees that all Intellectual Property that the Operator requires to perform the Operator’s obligations under this Agreement shall be derived or obtained by the Operator directly from the Seller (as defined in the MESPA) and the Operator hereby releases the Owner from any and all liability, claims, costs, damages, losses or other expenses relating to any Intellectual Property rights that the Operator may require in order to perform its obligations hereunder.

Section 9.23 Set-Off. Either Party made deduct or setoff from payments to the other Party under the Agreement any amounts: (1) for which the Party must reimburse the other Party, (2) which a Party pays on the other Party’s behalf under the Agreement, or (3) which a Party owes to the other Party under this Agreement or the MESPA for damages for breach of this Agreement or the MESPA, in each case with respect only to amounts that are not in dispute between the Parties under any of the Transaction Documents.

Section 9.24 Third Party Beneficiaries. Except as otherwise expressly stated herein, this Agreement is intended to be solely for the benefit of the Parties hereto and their permitted assignees and is not intended to and shall not confer any rights or benefits to the general public or any other third party not a signatory thereto.

[Signatures follow on next page]

IN WITNESS WEREOF, the Parties have executed this Master Operation and Maintenance Agreement as of the date first above written.

BLOOM ENERGY CORPORATION		2012 V PPA PROJECT COMPANY, LLC

By:		By:
	Name: Title:		Name: Title:

PPA III - MOMA

EXHIBIT A

to

MASTER OPERATION AND MAINTENANCE AGREEMENT

PRIMARY SERVICE FEES

Calendar Quarters since Commencement of Operations for the applicable Facility	Rate
1 through 4	$	[***]kW
5 through 8	$	[***]kW
9 through 12	$	[***]kW
13 through 16	$	[***]kW
15 through 20	$	[***]kW
21 through 24	$	[***]kW
25 through 28	$	[***]kW
29 through 32	$	[***]kW
33 through 36	$	[***]kW
37 through 40	$	[***]kW
41 through 44	$	[***]kW
45 through 48	$	[***]kW
49 through 52	$	[***]kW
53 through 56	$	[***]kW
57 through 60	$	[***]kW

[***] Confidential Treatment Requested

Exhibit A-1

EXHIBIT B

to

MASTER OPERATION AND MAINTENANCE AGREEMENT

FACILITIES

Site No.	PPA Customer	Address	City	State	Size (kW)
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]					[***]

[***] Confidential Treatment Requested

Exhibit B-1

APPENDIX A

to

MASTER OPERATION AND MAINTENANCE AGREEMENT

Minimum Power Product Example Calculation

Sample Quarterly Minimum Power Product Example

Calculation

Assumptions
Number of active Systems	[***]
Nameplate capacity	[***]	kW
Quarterly Capacity Warranty	[***]

Quarterly Minimum Power Product Analysis
Minimum Power Product	[***]	kW

Sample One-Year Minimum Power Product Example

Calculation

Assumptions
Number of active Systems	[***]
Nameplate capacity	[***]	kW
One-Year Capacity Warranty Factor	[***]

One-Year Minimum Power Product Analysis
Minimum Power Product	[***]	kW

[***] Confidential Treatment Requested

Appendix A-1

APPENDIX B

to

MASTER OPERATION AND MAINTENANCE AGREEMENT

Capacity Warranty Claim Example Calculation and Amounts Payable

Sample Quarterly Capacity Warranty Claim Example Calculation

Assumptions
Number of Systems	[***]
Baseload Capacity	[***]	kW
Hours/Day	[***]	Hours
Measurement Period	[***]	Days
Force Majeure Outage in Period (1)		Hours
PPA Customer Outage in Period (1)		Hours
Legal/Grid Outage in Period (1)		Hours
Average Tolling Rate	$[***]	/kWh

Quarterly Capacity Warranty analysis

Minimum kWh = ((Measurement Period Days * 24 Hours/Day)		kWh
- Force Majeure Hours
- PPA Customer Outage Hours
- Legal/Grid Outage Hours)

* Minimum Power Product (2)

Actual kWh = Actual generation in Period		kWh

Actual Capacity Factor = Actual kWh/(Minimum kWh/Quarterly Capacity Warranty Factor) * 100%

Quarterly Capacity Warranty Factor	[***]
Actual Capacity Factor	[***]

Minimum kWh	[***]	kWh
Actual kWh	[***]	kWh
Underperformance (kWh)	[***]	kWh

Quarterly Capacity Warranty Payment	$[***]

Notes:

(1)	As described in the “Minimum kWh” definition above.
(2)	As calculated per Annex A herein

[***] Confidential Treatment Requested

Appendix B-1

Sample One-Year Capacity Warranty Claim Example Calculation

Assumptions
Number of Systems	[***]
Baseload Capacity	[***]	kW
Hours/Day	[***]	Hours
Measurement Period	[***]	Days
Force Majeure Outage in Period (1)		Hours
PPA Customer Outage in Period (1)		Hours
Legal/Grid Outage in Period (1)		Hours
Average Tolling Rate	$[***]	/kWh

One-Year Capacity Warranty analysis

Minimum kWh = ((Measurement Period Days * 24 Hours/Day)		kWh
- Force Majeure Hours
- PPA Customer Outage Hours
- Legal/Grid Outage Hours)

* Minimum Power Product (2)

Actual kWh = Actual generation in Period		kWh

Actual Capacity Factor = Actual kWh/(Minimum kWh/One-Year Capacity Warranty Factor) * 100		%

One-Year Capacity Warranty	[***]%
Actual Output	[***]%

Minimum kWh	[***]
Actual kWh	[***]
Underperformance (kWh)	[***]

One-Year Capacity Warranty Payment	$[***]

Notes:

(1)	As described in the “Minimum kWh” definition above.
(2)	As calculated per Annex A herein

Average Tolling Rate Example Calculation

Assumptions
Installed Capacity	Tolling Rate
2000kW	$	[***]
1000kW	$	[***]

Calculation
Average Tolling Rate	= [***]
[***]

[***] Confidential Treatment Requested

Appendix B-2